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                                                            CUSIP:
                                                                   -------




                                PVF CAPITAL CORP.
                INCORPORATED UNDER THE LAWS OF THE STATE OF OHIO



This certifies that _____________________ is the owner of __________________
fully paid and nonassessable shares of common stock, par value $0.01 per share, of PVF Capital Corp. (the "Corporation"), an Ohio corporation. The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Corporation's transfer agent and registrar.

               IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the facsimile signature of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.
                                                            Dated:

               ---------------------------                  -------------------
               Jeffrey N. Male                              John R. Male
               Secretary                                    President

               Countersigned and Registered:

                         -------------------------------
                         Transfer Agent and Registrar

                    By:
                         -------------------------------
                         Authorized Signature





                SEE REVERSE FOR CERTAIN RESTRICTIONS ON TRANSFER


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     The shares represented by this certificate are issued subject to all the provisions of the Articles of Incorporation, Bylaws and Code of Regulations of the Corporation as from time to time amended (copies of which are on file at the principal executive office of the Corporation), to all of which the holder by acceptance hereof assents.

     The Corporation will mail to each stockholder the express terms of the shares represented by this certificate within five days after receipt of a written request therefor. Such request shall be made in writing to the Secretary of the Corporation.

     The Articles of Incorporation of the Corporation include a provision which prohibits any person from directly or indirectly acquiring the beneficial ownership of more than 10% of any class of equity security of the Corporation. This provision does not apply to the purchase of shares by underwriters in connection with a public offering, the granting of proxies to certain directors of the Corporation by stockholders of the Corporation or the acquisition of
shares by an employee benefit plan of the Corporation or a subsidiary.   Such
provision eliminates the voting rights of securities acquired in violation of the provision. Such provision will expire five years from the date of completion of the conversion of Park View Federal Savings Bank, from mutual to stock form. The Articles of Incorporation also impose certain restrictions on the voting rights of beneficial owners of more than 10% of any class of equity security of the Corporation after five years from the date of completion of the conversion of Park View Federal Savings Bank, from mutual to stock form.

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF TRANSFER MIN ACT -..........Custodian......... under Uniform Transfers to
                         (Cust)            (Minor)
Minors Act.......................
                (State)

     Additional abbreviations may also be used though not in the above list.

NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

     FOR VALUE RECEIVED,                               HEREBY SELL, ASSIGN AND
                         -----------------------------
TRANSFER UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE

- --------------------------------------
- --------------------------------------


- -------------------------------------------------------------------------------
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

- -------------------------------------------------------------------------------

- ------------------------------------------------------------------------- SHARES

OF THE COMMON STOCK EVIDENCED BY THIS CERTIFICATE, AND DO HEREBY IRREVOCABLY
CONSTITUTE AND APPOINT                                   , ATTORNEY, TO TRANSFER
                       ----------------------------------
THE SAID SHARES ON THE BOOKS OF THE CORPORATION, WITH FULL POWER OF
SUBSTITUTION.

DATED
      ---------------------

                                   -----------------------------------
                                   SIGNATURE


                                   -----------------------------------
                                   SIGNATURE


IN PRESENCE OF:
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